                                                                    EXHIBIT 11.1

                             THE WARNACO GROUP, INC.
                Calculation of Income (Loss) per Common Share
                        (in thousands except share data)

                                                                    FOR THE                      FOR THE
                                                               THREE MONTHS ENDED           NINE MONTHS ENDED
                                                            ------------------------    ------------------------
                                                            OCTOBER 5,    OCTOBER 7,    OCTOBER 5,     OCTOBER 7,
                                                               1996          1995          1996          1995
                                                            ----------    ----------    ----------    ----------

Net income (loss)                                           ($   5,811)   $   18,091    ($  34,454)   $   37,976
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------
Number of shares outstanding during the period              52,074,524    37,499,492    51,789,200    37,499,492
Shares issued in public offering                                    --     1,511,011            --       503,670
Restricted shares issued during the period                          --            --        88,015            --
Shares issued due to exercise of options                        24,038            --        85,496            --
Add: common equivalent shares using the treasury stock
  method                                                     1,544,583     5,805,364     1,812,657     4,925,143
Less: treasury stock                                          (286,600)     (286,600)     (286,600)     (286,600)
                                                            ----------    ----------    ----------    ----------
Weighted average number of shares                           53,356,545    44,529,267    53,488,768    42,641,705
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------
Net income (loss) per share                                     ($0.11)        $0.41        ($0.64)        $0.89
                                                            ----------    ----------    ----------    ----------
                                                            ----------    ----------    ----------    ----------